UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2007

Kona Grill, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51491	20-0216690
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7150 E. Camelback Road, Suite 220, Scottsdale, Arizona		85251
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 922-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective May 16, 2007, Mark L. Bartholomay was appointed as Senior Vice President of Development of our company. In accepting this new role, Mr. Bartholomay resigned from our Board of Directors and as Chairman of the Audit Committee and a member of the Compensation Committee. On May 16, 2007, we notified the staff of the Nasdaq Stock Market that as a result of Mr. Bartholomay's resignation from our Board of Directors and Audit Committee, we no longer complied with the requirements as set forth in Nasdaq Marketplace Rule 4350 that the board of directors be comprised of a majority of independent directors and the audit committee composition requirement that the audit committee be comprised of at least three independent directors.

On May 16, 2007, we received a letter from Nasdaq indicating that the Company no longer complied with Nasdaq's independent director and audit committee requirements as set forth in Nasdaq Marketplace Rule 4350. In the letter, Nasdaq notified us that it will provide the Company a cure period in order to regain compliance until the earlier of our next annual shareholders' meeting or May 16, 2008. We have initiated a search for a successor candidate and expect to appoint a member to the Board of Directors to fill this vacancy within the cure period.

A copy of the press release reporting the notification received from Nasdaq is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 16, 2007, Mark L. Bartholomay was appointed as Senior Vice President of Development of our company. In accepting his new role as Senior Vice President of Development, Mr. Bartholomay resigned as a director of our company and as Chairman of the Audit Committee and a member of the Compensation Committee.

Mr. Bartholomay has experience in real estate development, construction, prototype design, operations, and finance. Mr. Bartholomay currently serves as the Founder and Senior Partner of GBG Consulting, LLC, a private consulting firm, where he has advised over 20 regional and national consumer businesses, including 13 restaurant chains, in their development efforts. Previously, he was Vice President of Business Development at Famous Dave's of America, Inc. from 2000 to 2005, as well as Senior Vice President of International Development and Operations at Rainforest Cafe, Inc. from 1997 to 2000.

A copy of the press release announcing Mr. Bartholomay's appointment as Senior Vice President of Development and resignation from the Board of Directors is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release dated May 21, 2007 entitled "Kona Grill Reports Nasdaq Deficiency Notice"

Exhibit 99.2 - Press release dated May 16, 2007 entitled "Kona Grill Appoints Mark L. Bartholomay as Senior Vice President of Development"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kona Grill, Inc.

May 21, 2007	By:	Mark S. Robinow

Name: Mark S. Robinow
Title: Executive Vice President, Chief Financial Officer, and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 21, 2007 entitled "Kona Grill Reports Nasdaq Deficiency Notice"
99.2	Press release dated May 16, 2007 entitled "Kona Grill Appoints Mark L. Bartholomay as Senior Vice President of Development"